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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements No. 333-39449 and No. 333-40017 of Safeskin Corporation on Form S-8 of our report dated February 27, 1998, appearing in this Annual Report on Form 10-K of Safeskin Corporation for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP



San Diego, California
March 26, 1998